UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2023

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, TN	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.875 per share	DG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On June 1, 2023, Dollar General Corporation (the “Company”) issued a news release regarding results of operations and financial condition for the fiscal 2023 first quarter (13 weeks) ended May 5, 2023. The news release is furnished as Exhibit 99 hereto and is incorporated herein by reference.

The information contained within this Item 2.02, including the information in Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of the Company’s Shareholders was held on May 31, 2023. The following are the final voting results on proposals considered and voted upon by the Company’s shareholders, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2023 (the “Proxy Statement”).

The following individuals were elected to serve as directors of the Company, each of whom will hold office until the Annual Meeting of the Company’s Shareholders to be held in 2024 and until his or her successor is duly elected and qualified. The tabulation of votes on this matter was as follows:

Name	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Warren F. Bryant	174,456,034	9,598,539	1,312,689	11,395,363
Michael M. Calbert	177,707,004	6,349,574	1,310,684	11,395,363
Ana M. Chadwick	183,705,169	1,417,051	245,042	11,395,363
Patricia D. Fili-Krushel	176,239,769	8,877,925	249,568	11,395,363
Timothy I. McGuire	180,457,134	4,657,778	252,350	11,395,363
Jeffery C. Owen	183,233,251	1,859,779	274,232	11,395,363
Debra A. Sandler	171,803,820	13,316,856	246,586	11,395,363
Ralph E. Santana	181,788,301	3,312,531	266,430	11,395,363
Todd J. Vasos	181,812,574	3,299,538	255,150	11,395,363

The resolution regarding the compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved on an advisory (non-binding) basis. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
167,045,924	16,725,418	1,595,920	11,395,363

The Company’s shareholders selected, on an advisory (non-binding) basis, 1 year as the frequency at which future advisory votes shall be held on the compensation of the Company’s named executive officers. The tabulation of the votes on this matter was as follows:

1 Year	2 Years	3 Years	Votes Abstaining	Broker Non-Votes
181,989,222	351,011	2,753,272	273,757	11,395,363

In light of this recommendation from the Company’s shareholders, the Company has determined that it will include an advisory (non-binding) shareholder vote on the compensation of the Company’s named executive officers in the Company’s proxy materials every year until the next required advisory vote on the frequency of future advisory votes on named executive officer compensation, which will occur no later than the Company’s Annual Meeting of Shareholders in 2029.

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023 was ratified.  The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
187,490,847	9,013,424	258,354	0

A shareholder proposal regarding cage-free eggs progress disclosure was not approved. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
66,880,829	116,812,221	1,674,212	11,395,363

A shareholder proposal to take steps to amend the Company’s governing documents to remove the one-year holding period requirement to call a special shareholder meeting was not approved. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
23,356,673	161,614,925	395,664	11,395,363

A shareholder proposal requesting a worker safety and well-being audit and report was approved. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
122,752,549	58,562,783	4,051,930	11,395,363

ITEM 7.01	REGULATION FD DISCLOSURE.

The information set forth in Item 2.02 above is incorporated herein by reference. The news release also:

•
sets forth statements regarding, among other things, the Company’s outlook, as well as the Company’s planned conference call to discuss the reported financial results, the Company’s outlook, and certain other matters; and

•
announces that on May 30, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.59 per share on the Company’s outstanding common stock payable on or before July 25, 2023 to shareholders of record on July 11, 2023.

The information contained within this Item 7.01, including the information in Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. N/A
(b)	Pro forma financial information. N/A
(c)	Shell company transactions. N/A
(d)	Exhibits. See Exhibit Index to this report.

EXHIBIT INDEX

Exhibit No.	Description
99	News release issued June 1, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2023	DOLLAR GENERAL CORPORATION

	By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Executive Vice President and General Counsel

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